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                           DISCOVER CARD TRUST 1993 B              Exhibit 99(A)
                      Credit Card Pass-Through Certificates

                          Distribution and Performance
                         Annual Aggregate Report - 1998

     Under the Pooling and Servicing Agreement dated as of October 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Group, Inc. and Wilmington Trust Company, as Trustee, the distributions to Investor Certificateholders and the performance of the Trust during the previous month. For purposes of filing Form 10-K, certain information is required to be prepared with respect to the Distribution Dates occurring during the transition period from January 1, 1998 to November 30, 1998. The information which is required to be prepared with respect to such Distribution Dates related to the year mentioned above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A. Information Regarding the Aggregate Distributions for the Eleven Months Ending November 30, 1998
   ------------------------

1. Class A Certificates
   --------------------

 (a) The aggregate amount of the distribution to
     Class A Certificateholders on the related
     Distribution Dates.                                         $15,525,000.00

 (b) The amount of the distribution set forth in
     paragraph (a) above in respect of interest.                 $15,525,000.00

 (c) The amount of the distribution set forth in
     paragraph (a) above in respect of principal.                         $0.00

 (d) The amount of the distribution set forth in
     paragraph (a) above, per $1,000 interest.                    $67.500000000

 (e) The amount of the distribution set forth in
     paragraph (b) above, per $1,000 interest.                    $67.500000000

 (f) The amount of the distribution set forth in
     paragraph (c) above, per $1,000 interest.                     $0.000000000

2. Class B Certificates

 (a) The aggregate amount of the distribution to
     Class B Certificateholders on the related
     Distribution Dates.                                          $1,633,000.00


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 (b) The amount of the distribution set forth in
     paragraph (a) above in respect of interest.                  $1,633,000.00

 (c) The amount of the distribution set forth in
     paragraph (a) above in respect
     of principal.                                                        $0.00


 (d) The amount of the distribution set forth in
     paragraph (a) above, per $1,000 interest.                    $71.000000000

 (e) The amount of the distribution set forth in
     paragraph (b) above, per 1,000 interest.                     $71.000000000

 (f) The amount of the distribution set forth in
     paragraph (c) above, per 1,000 interest.                      $0.000000000

B. Information Regarding the Performance of the Trust
   --------------------------------------------------

1. Collections of Receivables
   --------------------------

 (a) The aggregate amount of Finance Charge Collections
     processed during the related Due Periods.                   $50,102,592.60

 (b) The aggregate amount of Principal Collections
     processed during the related Due Period.                   $620,622,159.77

 (c) The aggregate amount of Finance Charge
     Collections processed during the related Due
     Periods which was allocated in respect of the
     Investor Certificates.                                      $39,919,195.48

 (d) The aggregate amount of Principal Collections
     processed during the related Due Periods which was
     allocated in respect of the Investor Certificates.         $494,030,110.61

 (e) The aggregate amount of Finance Charge Collections
     processed during the related Due Periods which was
     allocated in respect of the Class A Certificates.           $36,290,047.02

 (f) The aggregate amount of Principal Collections
     processed during the related Due Periods which was
     allocated in respect of the Class A Certificates.          $449,117,255.74

 (g) The aggregate amount of Finance Charge Collections
     processed during the related Due Periods which was
     allocated in respect of the Class B Certificates.            $3,629,148.46



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 (h) The aggregate amount of Principal Collections
     processed during the related Due Periods which was
     allocated in respect of the Class B Certificates.           $44,912,854.87


 (i) The aggregate amount of Finance Charge Collections
     processed during the related Due Periods which was
     allocated in respect of the Seller Certificate.             $10,183,396.12

 (j) The aggregate amount of Principal Collections
     processed during the related Due Periods which was
     allocated in respect of the Seller Certificate.            $126,592,049.16

2. Investor Losses; Reimbursement of Charge-offs
   ---------------------------------------------

 (a) The aggregate amount of Class A Investor Losses,
     as defined in Section 4.04 (b) of the Agreement,
     during the related Due Periods.                                      $0.00

 (b) The aggregate amount of Class B Investor Losses,
     as defined in Section 4.04 (b) of the Agreement,
     during the related Due Periods.                                      $0.00

 (c) The amount of Class A Investor Losses set forth
     in paragraph (a) above, per $1,000 interest.                  $0.000000000

 (d) The amount of Class B Investor Losses set forth
     in paragraph (b) above, per $1,000 interest.                  $0.000000000

 (e) The total amount reimbursed to the Trust in the
     current year pursuant to Section 4.04 (c) of the
     Agreement, if any, in respect of Class A Investor
     Losses.                                                              $0.00

 (f) The total amount reimbursed to the Trust in the
     current year pursuant to Section 4.04 (c) of the
     Agreement, if any, in respect of Class B Investor
     Losses.                                                              $0.00

 (g) The amount set forth in paragraph (e) above, per
     $1,000 interest.                                              $0.000000000

 (h) The amount set forth in paragraph (f) above, per
     $1,000 interest.                                              $0.000000000



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 (i) The aggregate amount of unreimbursed Class B Investor
     Losses in the Trust as of November 30, 1998.                         $0.00

 (j) The aggregate amount of unreimbursed Class B Investor
     losses in the Trust as of November 30, 1998.                         $0.00

 (k) The amount set forth in paragraph (i) above,
     per $1,000 interest.                                          $0.000000000

 (l) The amount set forth in paragraph (j) above,
     per $1,000 interest.                                          $0.000000000

3. Investor Servicing Fee
   ----------------------

 (a) The amount of the Class A Monthly Servicing Fee
     payable by the Trust to the Servicer for the eleven
     months ended November 30, 1998.                              $4,216,657.85

 (b) The amount of the Class B Monthly Servicing Fee
     payable by the Trust to the Servicer for the eleven
     months ended November 30, 1998.                                $421,680.20

4. Available Class B Credit Enhancement Amount
   -------------------------------------------

 (a) The amount available to be drawn under the Class B
     Credit Enhancement pursuant to Section 4.03 (c) (i), (g)
     and (h) of the Agreement as of the Distribution Date prior
     to November 30, 1998.                                       $12,650,000.00

 (b) The amount set forth in paragraph (a) above as a
     percentage of the Class B Interest.                                 55.00%

5. The Pool Factor
   ---------------

     The Pool Factor represents the ratio of the amount of the Investor Interest as of the Distribution Date prior to November 30, 1998 to the amount of the Investor Interest as of the Closing Date. The amount of a Certificateholder's pro-rata share of the Investor Interest can be determined by multiplying the original denomination of the Certificateholder's
     Certificate by the Pool Factor.

     (a) Class A Certificates                                      $1.000000000

     (b) Class B Certificates                                      $1.000000000